UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2021

Spirit AeroSystems Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33160	20-2436320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 South Oliver, Wichita, Kansas 67210
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (316) 526-9000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	SPR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.               ☐

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On September 28, 2021, the board of directors (the “Board”) of Spirit AeroSystems Holdings, Inc. (“Holdings” or the “Company”) approved the creation of three divisions of the Company: (i) the Commercial Division, which consists of the Company’s commercial operations (excluding aftermarket); (ii) the Defense and Space Division, which consists of the Company’s defense and space operations (excluding aftermarket); and (iii) the Aftermarket Division, which consists of the Company’s aftermarket operations (collectively, the “Divisions”). In connection with these actions, the Board appointed officers of all three Divisions. The creation of the new Divisions and the officer appointments are effective as of October 1, 2021.

Effective October 1, 2021, the Board appointed Samantha Marnick as Executive Vice President and President, Commercial Division and Chief Operating Officer. Previously, Ms. Marnick served as the Company’s Executive Vice President and Chief Operating Officer. In connection with Ms. Marnick’s appointment, the Compensation Committee (the “Committee”) of the Board increased Ms. Marnick’s annual base salary from $650,000 to $700,000 and increased Ms. Marnick’s target annual cash incentive award to 110% of base salary (increased from 100%). Further, the Committee increased the value of Ms. Marnick’s annual equity grants under the Long Term Incentive Plan (“LTIP”) of Holdings’ 2014 Omnibus Incentive Plan, as amended (the “Omnibus Plan”), to a value equal to 255% of her annual base salary (increased from 230%).

Effective October 1, 2021, the Board appointed Duane Hawkins as Executive Vice President and President, Defense and Space Division. Previously, Mr. Hawkins served as Senior Vice President, Defense. In connection with Mr. Hawkins’ appointment, the Committee increased Mr. Hawkins’ annual base salary from $535,000 to $575,000.

Effective October 1, 2021, the Committee increased Mark Suchinski’s (Senior Vice President and Chief Financial Officer) annual base salary from $525,000 to $550,000. The Committee also increased the value of Mr. Suchinski’s annual equity grants under the LTIP of Holdings’ Omnibus Plan to a value equal to 220% of his annual base salary (increased from 200%).

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 28, 2021, the Board approved the Eighth Amended and Restated Bylaws of Holdings (the “Bylaws”), effective as of September 28, 2021. The changes to the Bylaws include:

•	Clarification that directors and officers may resign solely by delivering their written resignation to the President or Secretary of Holdings; and

•	Certain amendments to the descriptions of officer titles and positions to better reflect current practice at Holdings, including: indicating that the Chief Executive Officer shall be the President, unless otherwise provided by the Board; adding a description of the Chief Operating Officer position; and establishing Division officer positions.

In addition, certain non-substantive language and conforming changes and other technical edits and updates were made to the Bylaws.

The foregoing description of the amendments to the Bylaws is subject to, and qualified in its entirety by, the Bylaws, which are filed as Exhibit 3.1 to this report and incorporated herein by reference.

Item 7.01               Regulation FD Disclosure.

On September 30, 2021, Holdings issued a press release announcing the creation of the three new Divisions and officer appointments. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information in this Item 7.01 of Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Eighth Amended and Restated Bylaws of Spirit AeroSystems Holdings, Inc.
99.1	Press Release, dated September 30, 2021
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT AEROSYSTEMS HOLDINGS, INC.

Date: September 30, 2021	By:	/s/ Mindy McPheeters
Name:	Mindy McPheeters
Title:	Senior Vice President, General Counsel and Corporate Secretary